EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS




         We consent to the incorporation by reference in the Registration Statement of Raven Industries, Inc. on Form S-8 Registration No. 33-38614) of our reports dated March 11, 1999, on our audits of the consolidated financial statements and related financial statement schedule of Raven Industries, Inc. as of January 31, 1999, 1998 and 1997, and for the years ended January 31, 1999, 1998 and 1997, which reports are included or incorporated by reference in this Annual Report on Form 10-K.




                                  PricewaterhouseCoopers LLP



Minneapolis, Minnesota
April 26, 1999